Exhibit 23.1

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 24, 2015 (Except for Note 6, 7(a), 10, 13 and 14, to which the date is XXX, 2016) with respect to the financial statements of Advanced Inhalation Therapies (AIT) Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Advanced Inhalation Therapies (AIT) Ltd., dated January 11, 2016.

Tel Aviv, Israel	/s/KOST FORER GABBAY & KASIERER
January 11, 2016	A Member of EY Global